Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Notes offered hereby	$20,248,000.00	100.00%	$20,248,000.00	$1,129.84(1)

(1)	The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $42,313.54 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $1,129.84 registration fee for this offering, $41,183.70 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 448 dated October 9, 2009
To Product Supplement No. 1 dated April 12, 2007 and
Prospectus Supplement and Prospectus dated February 5, 2007
relating to the Eksportfinans ASA U.S. Medium-Term Note Program

Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-140456

EKSPORTFINANS ASA

$9,276,000.00 13.00% Reverse Convertible Notes linked to Bank of New York Mellon Corporation, due April 15, 2010
$10,972,000.00 12.50% Reverse Convertible Notes linked to Schlumberger Limited, due April 15, 2010

MORGAN STANLEY STRUCTURED INVESTMENTS
Opportunities in U.S. Equities

     Reverse convertible notes (which we refer to as RevConsSM) offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the RevCons will redeem for a number of shares (or at our option, the cash equivalent thereof) of the Reference Share at maturity if the closing price of the Reference Share trades at or below the Knock-In Level on any Trading Day from and including the Trading Day immediately after the Trade Date to and including the Determination Date and the closing price of the Reference Share on the Determination Date is below the initial price. The value of these shares (or the cash value thereof) will be less than the value of the investor’s initial investment and may be zero, and the investor has no opportunity to participate in any upside. Alternatively, if the Reference Share never trades at or below the Knock-In Level, the RevCons will return the stated face amount ($1,000.00 per RevCon) at maturity. The coupon is paid regardless of the performance of the Reference Share. RevCons are not principal protected. All payments on the RevCons are subject to the credit risk of Eksportfinans ASA. This pricing supplement offers two separate RevCons, each relating to the common stock of a different underlying company.

     “RevConsSM” is a service mark of Morgan Stanley.

Offering Information

Issuer:	Eksportfinans ASA
Specified Currency:	U.S. dollars
Agent:	Morgan Stanley & Co. Incorporated (MS&Co.) 1585 Broadway New York, NY 10036
Agent acting in the capacity as:	Principal
Offering:	This pricing supplement relates to two separate offerings of RevCons, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the RevCon offerings. This pricing supplement does not, however, allow you to purchase a RevCon linked to a basket of some or all of the Reference Shares described below.
Aggregate face amount:	For the RevCons linked to Bank of New York Mellon Corporation, $9,276,000.00. For the RevCons linked to Schlumberger Limited, $10,972,000.00.
Face amount per RevCon	$1,000.00
Trade Date:	October 9, 2009
Original Issue Date:	October 15, 2009
Determination Date†:	April 12, 2010
Maturity Date†:	April 15, 2010
Reference Share:	For the RevCons linked to Bank of New York Mellon Corporation, Bank of New York Mellon Corporation (BK).
For the RevCons linked to Schlumberger Limited, Schlumberger Limited (SLB)
CUSIP:	For the RevCons linked to Bank of New York Mellon Corporation: 282645SE1
For the RevCons linked to Schlumberger Limited: 282645SD3
ISIN:	For the RevCons linked to Bank of New York Mellon Corporation: US282645SE17
For the RevCons linked to Schlumberger Limited: US282645SD34

†	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at maturity” in the accompanying product supplement no. 1.

Investing in the RevCons involves a number of risks. See “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PRODUCT SUPPLEMENT NO. 1 AND PROSPECTUS SUPPLEMENT
AND PROSPECTUS, EACH OF WHICH CAN BE ACCESSED VIA THE HYPERLINKS BELOW, BEFORE YOU DECIDE TO INVEST.

Product Supplement No. 1 dated April 12, 2007	Prospectus Supplement and Prospectus dated February 5, 2007

(continued on following page)

MORGAN STANLEY

Pricing Supplement dated October 9, 2009

     You may revoke your offer to purchase the RevCons at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, any of the RevCons prior to their issuance. In the event of any changes to the terms of any of the RevCons, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the RevCons or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

     The RevCons are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

RevCons linked to Bank of New York Mellon Corporation	Price to Public	Fees and Commissions	Proceeds to Us
Per RevCon:	$ 1,000.00	$ 15.00*	$ 985.00
Total:	$9,276,000.00	$139,140.00*	$9,136,860.00

RevCons linked to Schlumberger Limited	Price to Public	Fees and Commissions	Proceeds to Us
Per RevCon:	$ 1,000.00	$ 15.00*	$ 985.00
Total:	$10,972,000.00	$164,580.00*	$10,807,420.00

*	See “Supplemental plan of distribution” below. The actual price to the public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of RevCons purchased by that investor. The lowest price payable by an investor is $995.00 per RevCon. Please see “Agent’s Commissions Information” on page P-7 for further details.

Investment Overview

     RevCons pay a periodic, above-market, fixed rate coupon (per annum). At maturity, the RevCons will pay either (i) an amount of cash equal to the stated face amount of the RevCons ($1,000.00), or (ii) if the closing price of a Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share and the closing price of that Reference Share has decreased to or below the Knock-In Level on any Trading Day over the term of the RevCons, a number of relevant Reference Shares (or at our option, the cash equivalent thereof) worth less than the stated face amount of such RevCons. The value of any Reference Shares delivered at maturity, and accordingly their cash value, will be less than the stated face amount of such RevCons, and may be zero. RevCons are not principal protected and offer no potential for appreciation. All payments on the RevCons are subject to the credit risk of Eksportfinans ASA.

Reference Share Overview

Bank of New York Mellon Corporation

     Bank of New York Mellon Corporation is a global financial services company headquartered in New York, New York, with approximately $928 billion in assets under management and $20.2 trillion in assets under custody and administration. Information provided to or filed with the SEC by Bank of New York Mellon Corporation pursuant to the Securities Exchange Act of 1934, as amended (the Exchange Act) can be located on the SEC’s website by reference to SEC file number 000-52710.

     Information as of market close on October 9, 2009.

Ticker:	BK	52 Weeks ago:	$23.18
Current Stock Price:	$28.68	52 Week High (on 09/26/2008):	$36.38
Current Dividend Yield:	1.20%	52 Week Low (on 03/09/2009):	$18.02

Schlumberger Limited

     Schlumberger Limited provides technology, integrated project management and information solutions to the international oil and gas exploration and production industry. Information provided to or filed with the SEC by Schlumberger Limited pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-04601.

     Information as of market close on October 9, 2009.

Ticker:	SLB	52 Weeks ago:	$60.55
Current Stock Price:	$62.89	52 Week High (on 09/22/2008):	$89.94
Current Dividend Yield:	1.37%	52 Week Low (on 02/23/2009):	$35.19

Key Investment Rationale

     The RevCons offer an income oriented strategy linked to the relevant Reference Share.

  A coupon per annum which is higher than the current dividend yield on the relevant Reference Share.

  No potential to participate in any appreciation in the relevant Reference Share.

  RevCons are not principal protected.

Key Benefits

     The RevCons pay an above market coupon in exchange for downside exposure to the relevant Reference Share, with only contingent protection against declines in the relevant Reference Share. If the closing price of the relevant Reference Share declines to, or below, the Knock-In Level for that Reference Share on any Trading Day from and including the Trading Day immediately following the Trade Date to and including the Determination Date, you will then be subject to full downside exposure to the relevant Reference Share.

Enhanced Yield	A monthly coupon, the rate per annum of which is higher than the current dividend yield on the relevant Reference Share.

The coupon will be paid regardless of the performance of the relevant Reference Share.

Best Case Scenario

  If the closing price of the relevant Reference Share never declines to or below the Knock-In Level for that Reference Share on any Trading Day, the relevant RevCons will redeem, at maturity, for the stated face amount, resulting in a total return equal to the coupon. You will not participate in any appreciation in the relevant Reference Share, even if the relevant Reference Share is above the Initial Reference Level for that Reference Share on the Determination Date.

Worst Case Scenario

  If the closing price of the relevant Reference Share declines to or below the Knock-In Level for that Reference Share on any Trading Day during the term of the relevant RevCons and, on the Determination Date, is at a level below its Initial Reference Level, the relevant RevCons will redeem for an amount of the relevant Reference Share worth less than the stated face amount and which may be zero. In this scenario, the RevCons will have outperformed the relevant Reference Share by the coupon.

Summary of Selected Key Risks (see page “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 in the accompanying prospectus supplement).

  No guaranteed return of principal.

  The RevCons are subject to the credit risk of Eksportfinans, and its credit ratings and credit spreads may adversely affect the market value of the RevCons.

  The RevCons will not provide investors with any appreciation in the Reference Share.

  Secondary trading may be limited, and the inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices.

  If the RevCons are accelerated upon a default, you may receive an amount worth substantially less than the stated face amount of the RevCons.

  The issuer of the Reference Share is not involved in the offering for the RevCons in any way. Neither the issuer nor the agent has made any due diligence inquiry in connection with the offerings.

  The antidilution adjustments the calculation agent is required to make may not match actual developments with regard to the Reference Share.

  The U.S. federal income tax consequences of an investment in the RevCons are uncertain.

Key Terms of the RevCons

Reference Share:	The Reference Share for each RevCons offering will be the common stock of the issuers (the Reference Issuers) as set forth below.

	Reference Share (for each of the RevCon offering)	CUSIP or ISIN No.	Relevant Exchange	Ticker Symbol
	Bank of New York Mellon Corporation	CUSIP: 064058100	New York Stock Exchange	BK

	Schlumberger Limited	CUSIP: 806857108	New York Stock Exchange	SLB

Interest Rate:	For the RevCons linked to Bank of New York Mellon Corporation, 13.00% per annum, payable monthly in arrears on each Interest Payment Date beginning November 15, 2009.

For the RevCons linked to Schlumberger Limited, 12.50% per annum, payable monthly in arrears on each Interest Payment Date beginning November 15, 2009.

Interest Payment Date:

The interest payment dates for each of the RevCon offerings are November 15, 2009, December 15, 2009, January 15, 2010, February 15, 2010, March 15, 2010 and the Maturity Date; provided that if an interest payment date is not a Business Day, interest will be paid on the next Business Day, and interest will not accrue from and after the scheduled Interest Payment Date.

Redemption Amount:

The Redemption Amount payable for each RevCon offering on the Maturity Date in respect of each $1,000.00 face amount will be:

  if the closing price per share of the applicable Reference Share quoted by the Relevant Exchange has not been at or below its Knock-In Level on any Trading Day from and including the Trading Day immediately following the Trade Date to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or if the Knock-In Level Trigger has occurred for a Reference Share, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if its Final Reference Level on the Determination Date is equal to or greater than its Initial Reference Level, as determined by the calculation agent in its sole discretion, or (b) a number of shares of the applicable Reference Share equal to the Share Redemption Amount (or, at our option, the cash value thereof), if its Final Reference Level on the Determination Date is less than its Initial Reference Level.

Initial Reference Level:	For each RevCons offering, the Initial Reference Level for each of the applicable Reference Shares is as follows:

	Bank of New York Mellon Corporation			$28.68
	Schlumberger Limited			$62.89

Final Reference Level:	For each RevCons offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange on the Determination Date.

Knock-In Level:	For each RevCons offering, the Knock-In Level will be a percentage of the Initial Reference Level of the applicable Reference Share as follows:

	RevCons linked to Bank of New York Mellon Corporation	$21.510 (75.00% of the Initial Reference Level)

	RevCons linked to Schlumberger Limited	$47.1675 (75.00% of the Initial Reference Level)

Share Redemption Amount:	The Share Redemption Amount for each RevCons offering is as follows:

	RevCons linked to Bank of New York Mellon Corporation	34.8675

	RevCons linked to Schlumberger Limited	15.90078

The Share Redemption Amount payable on the Maturity Date, if applicable, is the number of shares of the applicable Reference Share per RevCon that you hold, in the amount set forth for the RevCons offering in the table above (or, at our option, the cash value thereof). This amount is equal to the $1,000.00 face amount of the applicable RevCon divided by the Initial Reference Level for that Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share. The Share Redemption Amount is subject to adjustments as described under “Adjustment Events” in the accompanying product supplement no. 1.

CUSIP No. and ISIN:	For each RevCons offering, the CUSIP number and ISIN are as follows:

		CUSIP No	ISIN
	Bank of New York Mellon Corporation	282645SE1	US282645SE17
	Schlumberger Limited	282645SD3	US282645SD34

Denomination:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation agent:	Morgan Stanley & Co. Incorporated 1585 Broadway New York, NY 10036 Attn: Structured Investments Telephone No.: +1 212 761 4000

Additional terms specific to the RevCons

     You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these RevCons are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This pricing supplement, together with the documents listed below, contains the terms of the RevCons and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1, as the RevCons involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the RevCons.

     You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

     http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm

     Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Agent’s Commissions Information

     The RevCons for each offering will be issued at $1,000.00 per RevCon and the Agent’s Commissions will be $15.00 per RevCon; provided that the price to the public and the Agent’s Commissions for the purchase by any single investor of greater than or equal to $1,000,000.00 and less than $3,000,000.00 face amount of RevCons will be $997.50 per RevCon and $12.50 per RevCon, respectively; for the purchase by any single investor of greater than or equal to $3,000,000.00 and less than $5,000,000.00 face amount of RevCons will be $996.25 per RevCon and $11.25 per RevCon, respectively; and for the purchase by any single investor of $5,000,000.00 or more face amount of RevCons will be $995.00 per RevCon and $10.00 per RevCon, respectively.

Issue Price	Selling Concession	Principal Amount of RevCons for a Single Investor
$1,000.00	$15.00	< $1,000,000.00
$ 997.50	$12.50	≥ $1,000,000.00 and < $3,000,000.00
$ 996.25	$11.25	≥ $3,000,000.00 and < $5,000,000.00
$ 995.00	$10.00	≥ $5,000,000.00

Selling Concessions allowed to dealers in connection with each offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the RevCons of such offering distributed by such dealers.

Hypothetical examples of amounts payable at maturity

     The following tables set out the hypothetical total return to the Maturity Date of a hypothetical RevCon, based on the terms and assumptions outlined below and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the hypothetical Reference Share on the Determination Date or at any time during the life of the hypothetical RevCons. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

     The information in the tables reflects hypothetical rates of return on hypothetical RevCons assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your RevCons prior to the Maturity Date, your return will depend upon the market value of your RevCons at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1.

     The tables below assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the RevCons, tax liabilities could affect the after-tax rate of return on your RevCons to a comparatively greater extent than the after-tax return on the applicable Reference Share.

     The market price of the applicable Reference Share has been volatile in the past, and its performance cannot be predicted for any future period. The actual performance of the applicable Reference Share over the life of the RevCons, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth below or to the historical price of the applicable Reference Share set forth elsewhere in this pricing supplement. For information about the price of the applicable Reference Share during recent periods, see “The Reference Shares” below.

     If the closing price of a Reference Share quoted by its Relevant Exchange never trades at or below its Knock-In Level on any Trading Day from and including the Trading Day immediately following the Trade Date to and including the Determination Date, or if its Final Reference Level on the Determination Date is equal to or greater than its Initial Reference Level, the Redemption Amount will be an amount of cash equal to the $1,000.00 face amount.

     By contrast, if the closing price of a Reference Share quoted by its Relevant Exchange trades at or below its Knock-In Level on any Trading Day from and including the Trading Day immediately following the Trade Date to and including the Determination Date and its Final Reference Level on the Determination Date is less than its Initial Reference Level, the Redemption Amount payment on the Maturity Date will be made in the applicable Reference Share equal to its Share Redemption Amount (or, at our option, the cash value thereof) (with fractional shares paid in cash).

     The following examples illustrate the rate of return on hypothetical RevCons for a range of hypothetical Final Reference Levels on the Determination Date, assuming a six month term, a hypothetical interest rate of 11.00%, a hypothetical Initial Reference Level of $100 and a hypothetical Knock-In Level of $75.00. In these examples, the Knock-In Level Trigger never occurs during the life of the hypothetical RevCons. In each example below, the Redemption Amount is paid in cash.

Assumed Closing Price of Reference Shares on Determination Date	Value of Payment at Maturity	6 Monthly Interest Payments	6 Month Total Return
			$	%
$80.00	$1,000.00	$55.00	$1,055.00	5.50%
$85.00	$1,000.00	$55.00	$1,055.00	5.50%
$90.00	$1,000.00	$55.00	$1,055.00	5.50%
$95.00	$1,000.00	$55.00	$1,055.00	5.50%
$100.00	$1,000.00	$55.00	$1,055.00	5.50%
Greater than $100.00	$1,000.00	$55.00	$1,055.00	5.50%

     The following examples illustrate the rate of return on hypothetical RevCons for a range of hypothetical Final Reference Levels on the Determination Date, using the same terms as in the prior example above, however, in these examples, the Knock-In Level Trigger occurred at some point during the life of the hypothetical RevCons.

Assumed Closing Price of Reference Shares on Determination Date	Value of Payment at Maturity		6 Monthly Interest Payments	6 Month Total Return
				$	%
Greater than: $100.00	$1,000.00		$55.00	$1,055.00	5.50%
$80.00	$ 800.00	*	$55.00	$ 855.00	-14.50%
$75.00	$ 750.00	*	$55.00	$ 805.00	-19.50%
$40.00	$ 400.00	*	$55.00	$ 455.00	-54.50%
$20.00	$ 200.00	*	$55.00	$ 255.00	-74.50%
$10.00	$ 100.00	*	$55.00	$ 155.00	-84.50%
$5.00	$ 50.00	*	$55.00	$ 105.00	-89.50%
$0.00	$ 0.00	*	$55.00	$ 55.00	-94.50%

*	Payable in Reference Shares at the option of the Issuer.

The Reference Shares

General

     Unless otherwise stated, all information contained herein on the Reference Shares and on the Reference Issuers is derived from publicly available sources and is provided for informational purposes only.

     Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov.

     According to its publicly available documents, The Bank of New York Mellon Corporation is a global financial services company with approximately $928 billion in assets under management and $20.2 trillion in assets under custody and administration. On July 1, 2007, The Bank of New York Company, Inc. and Mellon Financial Corporation (Mellon Financial) merged into The Bank of New York Mellon Corporation (the Company), with The Bank of New York Mellon Corporation being the surviving entity. On July 1, 2008, the Company completed the process of consolidating and renaming the principal United States bank and trust company subsidiaries into two principal banks: The Bank of New York Mellon (the Bank) and BNY Mellon, National Association (BNY Mellon, N.A.). The Company operates its business into seven business segments: asset management, wealth management, asset servicing, issuer services, clearing services, treasury services and others. In March 2009, it acquired JPMorgan Trust Bank Limited in Japan from JPMorgan Chase & Co. Information filed with the SEC by The Bank of New York Mellon Corporation under the Exchange Act can be located by reference to SEC file number 000-52710. In addition, information regarding Bank of New York Mellon Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

     According to its publicly available documents, Schlumberger Limited is an oilfield services company, supplying technology, project management and information solutions intended to optimize performance in the oil and gas industry. Schlumberger Limited consists of two business segments: Schlumberger Oilfield Services, a provider of technology, project management and information solutions to the international oil and gas exploration and production industry, and WesternGeco, a seismic company providing comprehensive reservoir imaging, monitoring, and development services. Information filed with the SEC by Schlumberger Limited under the Exchange Act can be located by reference to SEC file number 001-04601. In addition, information regarding Schlumberger Limited may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

     This pricing supplement relates only to the RevCons offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this pricing supplement regarding the Reference Issuer from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Issuers in connection with the offering of the RevCons. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading price of any of the Reference Shares (and therefore the applicable Initial Reference Level, Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the RevCons and therefore the market value of the RevCons. Neither we nor any of our affiliates have any obligation to disclose any information about Reference Issuers after the date of this terms supplement.

     Neither we nor MS&Co. or any of its affiliates make any representation to you as to the performance of the Reference Shares.

     MS&Co. and/or its affiliates may presently or from time to time engage in business with the Reference Issuers. In the course of such business, MS&Co. and/or its affiliates may acquire non-public information with respect to the Reference Issuers, and neither MS&Co. nor any of its affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Reference Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the RevCons under the securities laws. As a prospective purchaser of RevCons, you should undertake an independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in any of the RevCons offered hereby.

Historical Performance

     The Reference Shares are traded on the applicable Relevant Exchange. The following tables set forth the published intra-day high, low and final closing price of each of the Reference Shares for each quarter in the period from January 1, 2004 through October 9, 2009. We obtained the information in the table below from Bloomberg Financial Services without independent verification.

     Any historical upward or downward trend in the price of any of the Reference Shares during any period shown below is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the applicable RevCons. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your RevCons on the Maturity Date. The actual performance of each of the Reference Shares over the life of the RevCons may bear little relation to the historical levels shown below.

Bank of New York Mellon Corporation

Period	High	Low	Period End

2004

First Quarter	36.7329	32.3622	33.3359

Second Quarter	34.9339	30.3621	31.1981

Third Quarter	32.0236	29.1556	30.8701

Fourth Quarter	35.8969	31.3780	35.3678

2005

First Quarter	35.2513	30.4643	30.7929

Second Quarter	31.3547	28.8849	30.5067

Third Quarter	33.1249	30.4113	31.1745

Fourth Quarter	34.9375	30.5597	33.7609

2006

First Quarter	38.2022	33.1779	38.2022

Second Quarter	39.0396	33.0295	34.1319

Third Quarter	37.8100	33.3475	37.3755

Fourth Quarter	42.3256	35.5947	41.7320

2007

First Quarter	45.9084	40.3964	42.9828

Second Quarter	44.6682	40.7780	43.9262

Third Quarter	46.7200	39.5200	44.1400

Fourth Quarter	49.8200	43.8700	48.7600

2008

First Quarter	49.1700	39.8200	41.7300

Second Quarter	45.7000	37.8300	37.8300

Third Quarter	39.9500	26.5000	32.5800

Fourth Quarter	34.7600	22.6600	28.3300

2009

First Quarter	28.5200	18.0200	28.2500

Second Quarter	32.5600	25.0200	29.3100

Third Quarter	30.7400	26.7400	28.9900

Fourth Quarter (through October 9, 2009)	28.6800	27.6000	28.6800

Bank of New York Mellon Corporation
Closing Prices
January 2, 2004 to October 9, 2009

Schlumberger Limited

Period	High	Low	Period End

2004

First Quarter	33.2350	26.3450	31.9250

Second Quarter	32.0750	27.7300	31.7550

Third Quarter	33.8300	29.4550	33.6550

Fourth Quarter	34.6300	30.6050	33.4750

2005

First Quarter	39.0000	31.7350	35.2400

Second Quarter	39.0900	32.5750	37.9700

Third Quarter	43.6150	37.9050	42.1900

Fourth Quarter	51.4400	39.2400	48.5750

2006

First Quarter	65.3250	51.6800	63.2850

Second Quarter	73.3700	54.5100	65.1100

Third Quarter	68.0700	54.7300	62.0300

Fourth Quarter	68.9200	57.4600	63.1600

2007

First Quarter	70.6700	56.5200	69.1000

Second Quarter	89.2000	70.8200	84.9400

Third Quarter	107.2700	85.8400	105.0000

Fourth Quarter	112.0900	89.1700	98.3700

2008

First Quarter	102.3100	74.8600	87.0000

Second Quarter	108.4200	89.2400	107.4300

Third Quarter	109.8600	73.7500	78.0900

Fourth Quarter	76.8700	37.7400	42.3300

2009

First Quarter	47.6000	35.1900	40.6200

Second Quarter	62.1800	41.1000	54.1100

Third Quarter	62.4100	49.2000	59.6000

Fourth Quarter (through October 9, 2009)	62.8900	56.8300	62.8900

Schlumberger Limited
Closing Prices
January 2, 2004 to October 9, 2009

Supplemental information regarding taxation in the United States

     The amount of the stated interest rate on the RevCons that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) and the amount that constitutes Put Premium (as defined in the accompanying product supplement no. 1) are set forth in the table below.

	Deposit	Put Premium
RevCons linked to Bank of New York Mellon Corporation	0.496%	12.504%
RevCons linked to Schlumberger Limited	0.506%	11.994%

     In addition to potential alternative treatments under current tax law, it is also possible that the tax law may be changed by legislative or regulatory action, possibly with retroactive effect. However, it is not possible to predict whether or when such action will occur and the effect of such potential changes is uncertain. Please refer to “Taxation in the United States” beginning on PS-16 of the accompanying product supplement no. 1.

Supplemental plan of distribution

     The RevCons for each offering will be purchased by Morgan Stanley & Co. Incorporated (the agent) as principal, pursuant to terms agreements between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with each issuance of the RevCons.

     See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.